SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 5, 2002

PATINA OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14344	75-2629477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1625 Broadway Denver, Colorado		80202
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code (303) 389-3600

ITEM 5. OTHER ITEMS.

Patina Oil & Gas Corporation (the “Company”) announced the closing of its acquisition of Le Norman Energy Corporation (“Le Norman”) on November 5, 2002. Attached and incorporated by reference hereto as Exhibit 99.1 is the press release related to the acquisition issued by the Company dated November 5, 2002.

The acquisition of the stock of Le Norman closed on November 5, 2002 for final consideration of $62 million in cash funded with borrowings under the Company’s bank facility and 205,302 shares of the Company’s common stock. Le Norman’s properties are located primarily in the Anadarko and Ardmore-Marietta Basins of Oklahoma. Proved reserves attributed to the properties were estimated at 12.1 million barrels of oil and 16.4 billion cubic feet of gas (88.9 Bcfe). Attached hereto as Exhibit 10.1 is the Agreement and Plan of Reorganization by and among Patina Oil & Gas Corporation, Le Norman Energy Corporation, Patina Oklahoma Corp., and The Le Norman Shareholders dated October 23, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

10.1 Agreement and Plan of Reorganization by and among Patina Oil & Gas Corporation, Le Norman Energy Corporation, Patina Oklahoma Corp., and The Le Norman Shareholders dated October 23, 2002.

99.1 Press release dated November 5, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATINA OIL & GAS CORPORATION

By:	/s/ DAVID J. KORNDER
David J. Kornder Executive Vice President and Chief Financial Officer

Date: November 6, 2002

Exhibit Index

Exhibit Number	Description

10.1	Agreement and Plan of Reorganization by and among Patina Oil & Gas Corporation, Le Norman Energy Corporation, Patina Oklahoma Corp., and The Le Norman Shareholders dated October 23, 2002.

99.1	Press Release dated November 5, 2002.